                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            GRC INTERNATIONAL, INC.
                            -----------------------
               (Name of Registrant as Specified In Its Charter)

                            GRC INTERNATIONAL, INC.
                            -----------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14-6(i)(4) and 0-
11.

          1.  Title of each class of securities to which transaction applies:
N/A
---
          2.  Aggregate number of securities to which transaction applies:  N/A
                                                                            ---
          3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/:  N/A
                                                               ---
          4.  Proposed maximum aggregate value of transaction:  N/A
                                                                ---

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:________________________________________

     2.   Form, Schedule or Registration Statement No.:__________________

     3.   Filing Party:__________________________________________________

     4.   Date Filed:____________________________________________________

                   [LOGO OF GRC INTERMATIONAL APPEARS HERE]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                          THURSDAY, NOVEMBER 2, 1995


The Annual Meeting of Shareholders of GRC International, Inc. will be held at the offices of the Company located at 1900 Gallows Road, Vienna, Virginia 22182, on Thursday, November 2, 1995, at 1:30 p.m. local time for the following purposes:

1. To elect 3 directors for a 3-year term ending in 1998, or until their successors are elected and qualify.

2. To ratify the selection of Deloitte & Touche as independent public accountants for the fiscal year ending June 30, 1996.

3. To consider and act upon any other matters which may properly come before the meeting, or any adjournments thereof.

The Board of Directors has fixed the close of business on September 15, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournments thereof.


                          By Order of the Board of Directors



                          THOMAS E. McCABE
                          Senior Vice President, General Counsel & Secretary

October 2, 1995
1900 Gallows Road
Vienna, Virginia  22182

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ELECTION OF DIRECTORS                                                         2

RATIFICATION OF ACCOUNTANTS                                                   6

OTHER MATTERS                                                                 6

OTHER INFORMATION                                                             7

  OPERATION OF BOARD AND COMMITTEES                                           7

  OTHER EXECUTIVE OFFICERS                                                    7

  SUMMARY COMPENSATION TABLE                                                  9

  OPTION GRANTS IN LAST FISCAL YEAR                                          10

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES   11

  EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
   CHANGE-IN-CONTROL ARRANGEMENTS                                            11

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                    12

  PERFORMANCE GRAPH                                                          15

  COMPENSATION OF DIRECTORS                                                  16

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             16

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION                17

  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT                          17

  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT                18

  DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS                                  20

                            GRC INTERNATIONAL, INC.
                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of GRC International, Inc. ("GRC International", "GRCI" or "Company") for use at the Annual Meeting of Shareholders at the Company's offices, 1900 Gallows Road, Vienna, Virginia 22182, on Thursday, November 2, 1995, at 1:30 p.m., and any adjournments thereof. This proxy statement and the accompanying proxy are first being sent or given to shareholders on or about October 2, 1995.

Unless revoked prior to exercise, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting. Where the shareholder's choice has been specified on the proxy, the proxy will be voted accordingly. If a choice is not indicated, the proxy will be voted in the manner recommended by the Board. If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the voting thereof (i) by filing with the Secretary of the Company a written notice of revocation thereof or a duly executed proxy bearing a later date, (ii) by giving written notice to the Company of death or incapacity of the shareholder, or (iii) as to any matter presented at the meeting, by the shareholder's voting in person upon such matter. The execution of the enclosed proxy will not affect a shareholder's right to vote in person at the meeting should the shareholder later find it convenient to attend the meeting and desire to vote in person.

Only the holders of record of the Company's $0.10 par value Common Stock ("Stock") at the close of business on September 15, 1995, will be entitled to vote at the meeting. On that date the Company had 9,126,565 shares of Stock outstanding. Holders of the Stock are entitled to one vote per share on all business of the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Stock will constitute a quorum for the meeting.

A nominee will be elected as a director if he or she receives a plurality of votes, and other matters will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the subject matter are noted in favor of approval of such item. In the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any item other than the election of directors and will be counted as present for purposes of the matter for which the abstention is noted. Accordingly, an abstention will operate to prevent approval of any such matter to the same extent as a vote against approval of such matter.

Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners, but are not permitted to vote on certain other matters in the absence of such instructions. The withholding of a vote on a matter by a broker who has not received such instructions and is not otherwise permitted to vote on such matter is known as a "broker non-vote." A "broker non-vote" with respect to any matter to be considered at the Annual Meeting of Shareholders will have no effect on the outcome of the vote on such matter.

YOUR VOTE IS IMPORTANT! Please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. The prompt return of your proxy will ensure that your vote is counted and will enable us to reduce expenses associated with follow-up mailings. In the event you attend the meeting, the proxy will not be used if you revoke it or vote in person on a given item.

                             ELECTION OF DIRECTORS


The Board is divided into 3 classes. The class of directors whose term expires at the 1995 Annual Meeting is the third class. The members of the third class nominated for reelection at the 1995 Annual Meeting are Leslie B. Disharoon, Edward C. Meyer and James Roth. The nominees and continuing directors are listed in the table on the following page. The terms of office of the nominees will commence upon election and will continue until the end of their respective terms or until their successors are elected and qualify.

Members of the first and second classes will be elected for 3-year terms at the 1996 and 1997 annual meetings, respectively. Any vacancy or newly created directorships in any class may be filled by the Board, and any director so elected will serve for the remainder of the term of the class to which he has been elected by the Board.

In the election of directors, each shareholder has the right to vote his shares cumulatively, i.e., to cast as many votes as there are directors to be elected, multiplied by the number of shares registered in his name on the record date, and to cast all such votes for one nominee, or distribute such votes among the nominees in accordance with his choice. A shareholder wishing to designate the allocation of his vote among the nominees may do so by indication on the enclosed proxy or by personal vote at the Annual Meeting. Unless otherwise directed on the enclosed proxy, management proxy holders will be authorized, in their discretion, to cumulate votes, so that, for example, they may vote proxies for the largest number of the 3 nominees proposed by management which can be elected by cumulative vote.

Management has no reason to believe that any nominee will not be available to serve; but, if any nominee should become unable to serve, the shares represented by management proxies may be voted instead for the election of another person recommended by the Board.

The table below sets forth (i) the name and principal occupation of each nominee and continuing director, (ii) the year in which each nominee's or continuing director's term of office will expire, and (iii) the year in which each nominee or director was first elected or appointed to the Board of the Company. Unless otherwise noted, service on the Board has been without interruption. On the page following the table, additional information is provided regarding all nominees and continuing directors.

VOTE REQUIRED
-------------

The vote required for election of a director is a plurality of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES.

                              BOARD OF DIRECTORS

                                                                FIRST
                                                               ELECTED
            NOMINEES, DIRECTORS                       TERM       TO
         AND PRINCIPAL OCCUPATIONS          AGE      EXPIRES    BOARD
         -------------------------          ---      -------    -----

NOMINEES:
---------

LESLIE B. DISHAROON
 Corporate Director.....................    63         1998     1992

EDWARD C. MEYER
 International Consultant...............    66         1998     1992

JAMES ROTH
 President & Chief Executive Officer,
  GRCI..................................    59         1998     1992


DIRECTORS WITH CONTINUING TERMS:
--------------------------------
H. FURLONG BALDWIN
 Chairman & Chief Executive Officer,
  Mercantile Bankshares Corporation.....    63         1996     1981

HARRIS W. SEED
 President & Chief Executive Officer,
  Alice Tweed Tuohy Foundation..........    68         1996     1961

JOSEPH R. WRIGHT, JR.
 Chairman & Chief Executive Officer,
  AVIC Group International, Inc.........    57         1996     1994

CHARLES H.P. DUELL
 President, Middleton Place Foundation
  and Middleton Inn Company.............    57         1997     1993

GEORGE R. PACKARD
 Professor & Director, Reischauer
  Center for
  East Asian Studies, Johns Hopkins
   University
   School of Advanced International
    Studies.............................    63         1997     1994

HERBERT RABIN
 Director, Engineering Research Center,
  and
  Associate Dean, College of
   Engineering,
   University of Maryland...............    66         1997     1988

                              H. FURLONG BALDWIN

Mr. Baldwin, age 63, has been Chief Executive Officer of Mercantile Bankshares Corporation since 1976, and Chairman since 1984. He has been Chairman and Chief Executive Officer of Mercantile-Safe Deposit & Trust Company since 1976. He is a director of Mercantile-Safe Deposit & Trust Company; Mercantile Bankshares Corporation; Baltimore Gas & Electric; Consolidated Rail Corporation; Constellation Holdings, Inc.; Offitbank; USF&G Corporation; and Wills Group. He is a Trustee and Past Chairman of Johns Hopkins Hospital and Johns Hopkins Health System and a Trustee of Johns Hopkins University.

                              LESLIE B. DISHAROON

Mr. Disharoon, age 63, was Chairman, President and Chief Executive Officer of Monumental Corporation from 1979 until his retirement in 1988. He is a director of Aegon USA; Johns Hopkins Health System, Johns Hopkins Hospital and The Travelers Inc. He is Chairman of MSD&T Funds, Inc.

                              CHARLES H.P. DUELL

Mr. Duell, age 57, has been President of Middleton Place Foundation since 1974. Middleton Place Foundation is a non-profit educational trust that owns and interprets the Middleton Place national historic landmark in Charleston, South Carolina. He has also been President of the Middleton Inn Company since 1991 and General Manager of Middleton Place since 1967. His responsibilities include historic preservation, tourism, timber and land management and real estate development. He is also a director of Alliance Capital Reserves, Alliance Government Reserves and Alliance Tax-Exempt Reserves (and associated funds). He is a Trustee Emeritus of the National Trust for Historic Preservation, and a member of the Board of Architectural Review for the City of Charleston.

                                EDWARD C. MEYER

General Meyer, age 66, has been a private international consultant since 1985. He was Chief of Staff of the U.S. Army and a member of the Joint Chiefs of Staff from 1979 until his retirement in 1983. Since his retirement from the Army, he has served on the President's Strategic Defense Initiative Panel, the Defense Science Board and other government advisory boards and panels. He is President of Army Emergency Relief and a Trustee of the George Marshall Foundation. He serves on the Board of Directors of the Scientists' Institute for Public Information, the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies. He is a director of ALCATEL; Brown Group; FMC Corporation and its Turkish joint venture; ITT Corporation and its ITT Financial subsidiary; and a Trustee of Mitre Corporation. He is also a managing general partner of Cilluffo Associates, L.P., a shareholder of the Company.

                               GEORGE R. PACKARD

Dr. Packard, age 63, was Dean of the Johns Hopkins University School of Advanced International Studies ("SAIS") from 1979 to 1993. He is the founding Director of the Reischauer Center for East Asian Studies at SAIS. As a Professor at SAIS since 1994, he continues to write, teach and consult. He also serves as visiting president of the International University of Japan in Niigata Prefecture. He is Senior Advisor on Asia to the law firm of Akin Gump Strauss Hauer & Feld. He is a director of Offitbank; MSD&T Funds, Inc., Amdahl Corporation and Commonwealth Scientific Corporation. He also serves on the Boards of the Japan-American

Institute of Management Science, and the Eisenhower World Affairs Institute. He is the author of a number of books and articles on Japan and East Asia.

                                 HERBERT RABIN

Dr. Rabin, age 66, has been Director of the Engineering Research Center and Associate Dean of the College of Engineering of the University of Maryland since 1983. He also serves as Professor of Electrical Engineering. From 1979 to 1983, he was Deputy Assistant Secretary of the Navy (Research, Applied, and Space Technology) where he was responsible for the Navy's space programs and overall technology base. He was Associate Director of Research at the Naval Research Laboratory in Washington, D.C. from 1971 to 1979. He has served on numerous advisory boards and panels for the military services and NASA. He is currently a director of Integrated Systems Technology, Inc., National Technological University and Washington Aluminum Company.

                                  JAMES ROTH

Mr. Roth, age 59, has been President and Chief Executive Officer of the Company since 1992. Since 1991 he has also served as President and Chief Executive Officer of the Company's subsidiary, General Research Corporation ("GRC"). He was Corporate Vice President of GRC from 1989 to 1991. From 1986 to 1989 he served as Vice President of GRC and Director of its Western Division, and from 1983 to 1986, he was Deputy Director of its Systems Technology Division. He was Vice President of GRC from 1979 to 1983, and Director of GRC's Los Angeles operations from 1976 to 1983. He joined GRC in 1974.

                                HARRIS W. SEED

Mr. Seed, age 68, has been President of the Alice Tweed Tuohy Foundation since 1973 and Chief Executive Officer since 1977. The Alice Tweed Tuohy Foundation is a private foundation which makes grants to charitable organizations within the Santa Barbara, California area. Mr. Seed was Chairman of the Board of La Cumbre Savings Bank from 1982 to 1995. He was a practicing attorney for 40 years until his retirement from the practice of law in 1993. He was General Counsel and Secretary of the Company from its organization until 1977 and since then has been Assistant Secretary. From 1983 to 1985 he served as Vice Chairman of the Company. He is a director (and former Chairman) of Surgical Eye Expeditions, Inc.

                             JOSEPH R. WRIGHT, JR.

Mr. Wright, age 56, was named Chairman and Chief Executive Officer of AVIC Group International, Inc. in 1995. He was Vice Chairman and Executive Vice President of W.R. Grace & Co. from 1989 to 1994. He is Co-Chairman of Baker & Taylor Holdings; a director of The Travelers Inc.; Chairman of the Jefferson Group, Inc.; and a member of the President's Export Council (and Chairman of its Export Control Subcommittee), the Chief Executives Organization, the World Business Council, the National Academy for Public Administration, the Committee for a Responsible Federal Budget, the Council for Excellence in Government, and Citizens for a Sound Economy. He is a member of the Boards of Advisors of Great Lakes Pulp and Fiber, Inc., Heatshield Technologies, and Barrington Capital, and the Board of Trustees of Hampton University. He was Deputy Secretary of Commerce from 1981 to 1982, Deputy Director of the White House Office of Management and Budget ("OMB") from 1982 to 1988, and member of the President's Cabinet as Director of OMB from 1988 to 1989.

                          RATIFICATION OF ACCOUNTANTS

The Board has selected Deloitte & Touche to serve as the Company's independent public accountants for the fiscal year ending June 30, 1996. Deloitte & Touche has offices in, or convenient to, most of the locations of the Company's operations. The Board is satisfied as to the professional competence and standing of Deloitte & Touche. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED
-------------

The vote required for ratification of the selection of Deloitte & Touche is a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER MATTERS

Management does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters properly come before the meeting, the management proxy holders intend to vote the proxy in accordance with their judgment. Proxies will be solicited for use at the meeting primarily by mail. Proxies may also be solicited personally and by telephone and telegraph by regular employees of the Company, who will receive no additional compensation therefor. The Company will reimburse the brokers and other persons holding the Company's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy materials to and obtaining proxies from the beneficial owners of such shares. All expenses in connection with the solicitation of proxies will be borne by the Company.

                               OTHER INFORMATION

                       OPERATION OF BOARD AND COMMITTEES

The Board of the Company has standing Audit, Compensation, and Nominating & Executive Committees.

The Audit Committee reviews the results of, and suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews accounting procedures established by management; and considers matters relating to nonaudit services by the Company's independent public accountants. During fiscal 1995, the Committee held 3 meetings. The members of the Committee are Mr. Baldwin (Chairman), Mr. Duell and Mr. Seed.

The Compensation Committee represents the full Board in matters of executive compensation, and from time to time, recommends to the full Board appropriate methods and amounts of executive and director compensation. It also administers the Company's employee and executive stock option plans. During fiscal 1995, the Committee held 6 meetings. The members of the Committee are Mr. Disharoon (Chairman), General Meyer and Mr. Wright.

The Executive & Nominating Committee has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company between the meetings of the Board. It also reviews and makes recommendations in regard to the election of officers and directors for the Company. During fiscal 1995, the Committee held 8 meetings. The members of the Committee are General Meyer (Chairman), Mr. Baldwin and Mr. Roth.

The Executive & Nominating Committee will consider recommendations for nominees for director submitted by shareholders. Such recommendations should be in writing and delivered or mailed to the Company c/o Thomas E. McCabe, Vice President, General Counsel & Secretary, 1900 Gallows Road, Vienna, Virginia 22182. In addition, nominations for the election of directors may be made by shareholders in accordance with procedures set forth in the Company's Certificate of Incorporation. Copies of such procedures may be obtained without charge by contacting Mr. McCabe at the above address.

The Board held 6 meetings during fiscal 1995. No Board member attended fewer than 75% of the meetings of the Board and Board Committees on which that director served.

                           OTHER EXECUTIVE OFFICERS

In addition to General Meyer and Mr. Roth, the following persons are executive officers:

Gary L. Denman, age 56, was named Executive Vice President and Chief Operating Officer in August 1995. He joined the Company in 1995 as Senior Vice President for Strategic Planning. From 1992 to 1995 he was Director of the Department of Defense Advanced Research Projects Agency ("ARPA"), the premier Federal research and development agency. He was Deputy Director of ARPA from 1990 to 1992.
Prior to joining ARPA he was Deputy Director of the U.S. Air Force's Wright Laboratories at Wright Patterson Air Force Base from 1988 to 1990. From 1982 to 1988, he was Director of the Air Force Materials Laboratory and Director of the Air Force Manufacturing Technology Program.

Joseph J. Eash III, age 57, was named Senior Vice President and Director of the Company's new Applied Technologies Division in 1995. He had been President and Chief Executive Officer of the Company's SWL subsidiary since June 1993. He was Vice President and Director of the Company's Advanced Technologies Division from January to June 1993, and Vice President for Strategic Planning and Business Development since joining the Company in 1992. Prior to joining the Company, Mr. Eash was Senior Vice President of the Engineering Research Group at SRI International. Before joining SRI in 1987, Mr. Eash was a career officer in the U.S. Air Force where he managed high technology programs.

Thomas E. Maultsby, age 50, was named Senior Vice President in 1995. He has been Director of the Company's Decision Technologies Division since 1991, and Vice President since 1992. Prior to joining the Company in 1990 as Director of Plans and Analysis, Mr. Maultsby had been Director of Advanced Concepts at McDonnell Douglas Electronic Systems Company. Until joining McDonnell Douglas in 1989, Mr. Maultsby was a career officer in the U.S. Air Force, where he worked primarily on the development of space programs and policy.

Thomas E. McCabe, age 40, was named Senior Vice President in 1995. He has been Vice President, General Counsel & Secretary since 1993. He was Vice President-Legal & Secretary from 1992 to 1993. He was a founding partner of the Washington law firm of McCarthy & Burke from 1988 through 1991, and an attorney with its predecessor McCarthy & Durrette from 1985 to 1988. He was an attorney with Venable Baetjer & Howard from 1984 to 1985, and Reavis & McGrath from 1982 to 1984. He was law clerk to Judge Richey in the U.S. District Court for D.C. from 1981 to 1982.

James P. McCoy, age 51, has been Senior Vice President since 1993, and Vice President and Director of the Company's Information Systems Division since 1992. He was Director of Marketing from 1988 to 1992. From 1985 to 1988, he served as Operations Director, and from 1984 to 1985 he was a Project Manager. Prior to joining the Company in 1984, Mr. McCoy was a career officer in the U.S. Army.

Philip R. Pietras, age 46, became Vice President in July 1995. He has been Treasurer and Chief Financial Officer since 1992. From 1991 to 1992 he served as Corporate Secretary, and from 1987 to 1990, he was (Acting) Chief Financial Officer and Treasurer. He was Controller from 1986 to 1987. He also served as Director of Internal Audit from 1982 to 1986, Deputy Director of Internal Audit from 1981 to 1982, and Assistant Controller from 1980 to 1981. Prior to joining the Company, Mr. Pietras had been an auditor with the Defense Audit Service of the Department of Defense, and an Internal Revenue Agent.

David E. Russell, age 51, was named Senior Vice President of the Company and Director of its SWL Division in August 1995. From 1989 to 1995 he was Vice President of SWL and Director of its Acquisition Technologies Operation in support of Navy Signal Intelligence (SIGINT) and Command, Control, Communications and Computer (C/4/I) mission areas. Prior to joining the Company in 1988, Mr. Russell was a career officer in the U.S. Navy, where he directed the Research and Development Branch of the Space and Naval Warfare Systems Command.

                           SUMMARY COMPENSATION TABLE

                                            A N N U A L   C O M P E N S A T I O N
                                            -------------------------------------
      NAME AND                                                                  OTHER ANNUAL
PRINCIPAL POSITION            YEAR         SALARY               BONUS           COMPENSATION/1/
------------------            ----         -----                -----           ------------
JAMES ROTH                    1995        $241,271 /4/         $ 75,450 /4/        $45,422
President & CEO               1994        $234,375 /4/         $142,260            $ 2,619
                              1993        $250,000             $ 10,180              - 0 -

JAMES P. MCCOY                1995        $139,944             $ 58,000              - 0 -
Senior Vice President,        1994        $135,732             $ 70,000              - 0 -
 Director, Information        1993        $125,214             $ 60,000              - 0 -
 Systems Division

THOMAS E. MAULTSBY            1995        $121,505 /5/         $ 42,000            $ 6,990
Senior Vice President,        1994        $121,492 /5/            - 0 -            $ 2,422
 Director, Decision           1993        $121,879 /5/         $ 25,800            $   112
 Technologies Division

THOMAS E. MCCABE              1995        $131,250 /6/            - 0 - /6/        $24,274
Senior Vice President,        1994        $142,500 /6/         $ 20,000            $ 2,386
 General Counsel &            1993        $140,625 /6/         $ 19,000            $   171
 Secretary

JOSEPH J. EASH III            1995        $165,000               - 0  -             - 0 -
Senior Vice President,        1994        $146,437 /7/         $  30,700           $ 3,324
 Director, Applied            1993        $162,525 /7/         $  20,600           $    43
 Technologies Division
                                LONG TERM COMPENSATION
      NAME AND                          AWARDS
                                        ------                   ALL OTHER
PRINCIPAL POSITION            SECURITIES UNDERLYING OPTIONS   COMPENSATION/3/
------------------            -----------------------------   ------------------
JAMES ROTH                             58,609 /4/                   $17,291
President & CEO                        52,051 /4/                   $19,829
                                       - 0 -                        $17,534
JAMES P. MCCOY                         10,000                       $10,095
Senior Vice President,                 25,000                       $13,008
 Director, Information                 - 0 -                        $11,687
 Systems Division

THOMAS E. MAULTSBY                      1,611 /5/                   $ 9,467
Senior Vice President,                 26,855 /5/                   $11,076
 Director, Decision                       571 /5/                   $10,945
 Technologies Division

THOMAS E. MCCABE                       13,919 /6/                   $10,959
Senior Vice President,                 11,336 /6/                   $11,196
 General Counsel &                      1,714 /6/                   $10,656
 Secretary

JOSEPH J. EASH III                     10,000                       $10,677
Senior Vice President,                  2,813 /7/                   $ 8,690
 Director, Applied                        452 /7/                   $ 6,717
 Technologies Division  -


1/ Represents discounts on purchase of options under the Cash Compensation
- Replacement Plan, calculated using Black-Scholes valuation method (see note 4 to table on the next page). These options are also included along with conventional stock options in the column captioned "Securities Underlying Options".

2/ The options shown in this column were awarded pursuant to conventional
- employee stock option plans (the 1985 and 1994 Employee Option Plans), except where footnotes indicate that the executive has foregone salary or bonus in exchange for options (at a discount) under the Cash Compensation Replacement Plan. See notes 2 and 4 to table on the next page.

3/ Company contributions to defined contribution plans.
-

4/ Under the Cash Compensation Replacement Plan, Mr. Roth elected to forego
- $58,729 of his $300,000 salary and $25,150 of his $100,600 bonus in exchange for 8,609 options in 1995, and $15,625 of his $250,000 salary in exchange for 2,051 options In 1994. 3,919

5/ Under the Cash Compensation Replacement Plan, Mr. Maultsby elected to s in
- forego $13,501 of his $135,006 salary in exchange for 1,611 options in 1995 $13,514 of his $135,006 salary in exchange for 1,855 options in 1994, and orego- $3,125 of his $125,004 salary in exchange for 571 options in 1993.

6/ Under the Cash Compensation Replacement Plan, Mr. McCabe elected to forego
- $18,750 of his $150,000 salary and his bonus of $25,000 in exchange for options in 1995, $7,500 of his $150,000 salary in exchange for 1,336 op in 1994, and $9,375 of his $150,000 salary in exchange for 1,714 option 1993.

7/ Under the Cash Compensation Replacement Plan, Mr. Eash elected to forego
- $18,563 of his $165,000 salary in exchange for 2,813 options in 1994, and $2,475 of his $165,000 salary in exchange for 452 options in 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR


                               INDIVIDUAL GRANTS

                        NUMBER OF      % OF TOTAL
                       SECURITIES        OPTIONS        EXERCISE          MARKET
                       UNDERLYING      GRANTED TO       OR BASE          PRICE AT                  GRANT
                         OPTIONS        EMPLOYEES        PRICE           DATE OF     EXPIRATION    DATE
        NAME           GRANTED(#)    IN FISCAL YEAR      ($/SH)           GRANT         DATE      VALUE/4/
        ----           ----------    --------------      ------           -----         ----      -----
James Roth              50,000/1/        15.5%           $15.44           $15.44      11/04/04    $351,650
                           854/2/         0.3%           $ 3.05/2/        $13.50         2/       $ 10,583
                                                                                         -
                         1,093/2/         0.3%           $ 3.53/2/        $11.56         2/       $ 11,381
                                                                                         -
                         1,726/2/         0.5%           $ 3.78/2/        $15.13         2/       $ 23,829
                                                                                         -
                         3,090/2/         1.0%           $ 3.72/2/        $15.81         2/       $ 44,739
                                                                                         -
                         1,846/2/         0.6%           $ 5.68/2/        $23.00         2/       $ 38,769
                                                                                         -

James P. McCoy          10,000/3/         3.1%           $15.44           $15.44      11/04/04    $ 87,642

Thomas E. Maultsby         461/2/         0.1%           $ 3.05/2/        $13.50         2/       $  5,713
                                                                                         -
                           399/2/         0.1%           $ 3.53/2/        $11.56         2/       $  4,155
                                                                                         -
                           373/2/         0.1%           $ 3.78/2/        $15.13         2/       $  5,150
                                                                                         -
                           378/2/         0.1%           $ 3.72/2/        $15.81         2/       $  5,473
                                                                                         -

Thomas E. McCabe        10,000/3/         3.1%           $15.44           $15.44      11/04/04    $ 87,642
                         1,035/2/         0.3%           $ 3.78/2/        $15.13         2/       $ 14,298
                                                                                         -
                         1,049/2/         0.3%           $ 3.72/2/        $15.81         2/       $ 15,188
                                                                                         -
                         1,835/2/         0.6%           $ 5.68/2/        $23.00         2/       $ 38,538
                                                                                         -

Joseph J. Eash III      10,000/3/         3.1%           $15.44           $15.44      11/04/04    $ 87,642

_______________________________
1/  Mr. Roth was granted 50,000 stock options under the 1994 Employee Option
- Plan on November 4, 1994. They become exercisable 6 months after grant and expire 10 years after grant.


2/  Options under the Cash Compensation Replacement Plan are granted as of the
- end of each calendar quarter to executives who have elected to forego cash compensation in exchange for options under the plan. Executives may elect to forego up to 25% of salary and 100% of bonus in exchange for such options. The exercise price of such options is equal to 25% of the average fair market value of the Stock during the quarter in which the cash compensation would have been received. The number of options granted is determined by dividing the foregone compensation by 80% of the option "spread" at grant, which is the difference between (i) the average fair market value of the Stock during the quarter and (ii) the exercise price of the option. This formula gives the executive a 20% discount from the "spread". This "spread" is less than the "grant date value" shown in the table above, which is based on a different valuation method (described in note 4 to this table). The options are 80% exercisable upon grant, 90% exercisable 2 years after grant, 95% exercisable 3 years after grant, and 100% exercisable 4 years after grant. The options expire 3 years after employment terminates, and otherwise have no fixed expiration date.

3/  Messrs. Eash, McCoy and McCabe were each granted 10,000 stock options under
- the 1985 Employee Stock Option Plan on November 4, 1994. The options are 50% exercisable 2 years after grant, 25% exercisable 3 years after grant, and 25% exercisable 4 years after grant. The options expire 10 years after grant.


4/  Grant date values were calculated using the Black-Scholes option pricing
- model, assuming (i) 15 year term for options granted under the Cash Compensation Replacement Plan; (ii) annual interest rate of 8%; (iii) volatility of 45%; (iv) no dividends are paid; and (v) reductions to reflect the possibility of forfeiture prior to vesting. Assumption (v) resulted in a 35% reduction in the value of the 50,000 options granted to Mr. Roth under the 1994 Employee Stock Option Plan, a 19% reduction for the 10,000 options granted to each of Messrs. Eash, McCoy and McCabe under that Plan, and a 2.5% reduction for options granted under the Cash Compensation Replacement Plan. The ultimate values of options, if any, will depend on the future market price of the Stock, which cannot be predicted.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES                 VALUE OF
                                                                 UNDERLYING                     UNEXERCISED
                                                             UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                          SHARES                                 AT FY-END(#)                  AT FY-END/1/
                         ACQUIRED                                -----------                   ---------
                            ON           VALUE
      NAME              EXERCISE(#)    REALIZED($)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
      ---               -----------    -----------        -------------------------      -------------------------
James Roth                    -               -              194,961       21,314         $1,584,507    $ 20,264
James P. McCoy              8,335        $ 96,121             10,415       41,250         $  126,230    $289,850
Thomas E. Maultsby         10,000        $136,250             13,836       29,073         $  171,290    $161,901
Thomas E. McCabe           11,378        $121,510                879       22,917         $   10,091    $122,805
Joseph J. Eash III            -             -                 40,765       22,500         $  507,534    $156,225

_______________________________
1/ Option values calculated by subtracting (i) the exercise price of the option
- from (ii)$15.75, which was the closing price of the Stock on June 30, 1995, and multiplying such amount by the aggregate number of share underlying the named executive's options.




              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS


The Company has a 3-year employment agreement with Mr. Roth which provides for an annual salary of $300,000. The agreement also provides for an annual bonus equal to 2% of the Company's consolidated net income, determined without regard to any extraordinary items of income or loss. The Company has also agreed to pay the cost of Mr. Roth's moving back to California after the expiration of the agreement (subject to the limits of the then-current Company policy covering such situations and subject to an aggregate limit of $100,000). The agreement may be terminated immediately by the Company for cause. Either the Company or Mr. Roth may terminate Mr. Roth's employment on 90 days notice during the 12 months following a change in control of the Company, but in such event, Mr. Roth will receive a lump-sum payment equal to twice his annual salary. The agreement also provides Mr. Roth and his wife with the Company's standard medical and dental insurance for Mr. Roth's lifetime, notwithstanding any termination of the employment agreement. The employment agreement expires on June 30, 1998.


The Company has employment agreements with Messrs. Eash, Maultsby, McCabe and McCoy which provide for annual salaries of $165,000, $135,006, $150,000 and $139,944 ($150,000 for fiscal 1996), respectively. Each of the agreements may be terminated immediately by the Company for cause, or by either party without cause on 6 months notice, but during the 12 months following a change in control of the Company, if (i) the Company terminates the employee's employment or (ii) the employee terminates his employment on account of a material breach of the agreement by the Company, then the employee will receive a lump-sum payment equal to his annual salary.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


This report of the Compensation Committee is intended to describe the philosophy that underlies the cash and equity-based components of GRCI's executive pay program. It also describes each element of the program, as well as the rationale for compensation paid to GRCI's Chief Executive Officer.


So that the Company's executive compensation program will be administered in an objective manner, this Committee is comprised entirely of independent directors. Further, Committee members have no "interlocking" relationships as defined by the SEC. The Committee represents the full Board in matters of executive compensation, and from time to time, recommends to the full Board appropriate methods and amounts of executive and director compensation. It also administers the Company's employee and executive stock option plans.


COMPENSATION POLICY AND OVERALL OBJECTIVES.
------------------------------------------

GRCI's executive compensation program is designed to link a significant part of executive pay to Company performance, and to the interests of GRCI's shareholders. In determining or approving the amount and composition of executive compensation, the Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance, and encourage GRCI executives to focus on the interests of shareholders. The Committee's overall focus is on total compensation, although it also examines the individual elements of compensation. The primary components of the Company's executive compensation package are salary, bonus, and stock options.


INDEPENDENT COMPENSATION CONSULTANTS.
------------------------------------

In 1993, the Committee retained Hewitt Associates ("Hewitt") as an independent compensation consultant to independently review the Company's executive compensation program. The consultant compared the Company's program with the compensation paid to executives of selected professional and technical services companies roughly similar in size to GRCI, and also with data from various published surveys (which include a significantly broader group of companies than the selected professional and technical services companies). The results of the consultant's review indicated that the compensation of the Company's executives was generally at the median of market levels. The group of companies to which Hewitt compared GRCI's executive compensation program is not the same as either of the groups of companies comprising the "S&P Aerospace/Defense Index" or the "S&P High-Technology Composite Index" in the stock price performance graph shown below, because the companies in the indices are significantly larger than GRCI. Thus, compensation comparisons between those companies and the Company would be inappropriate.


In 1994, the Committee retained the Wyatt Company ("Wyatt") to review the Company's stock compensation program. Wyatt compared the Company's stock compensation practices with the practices of numerous other high-technology companies roughly comparable in size to GRCI. The group of companies to which Wyatt compared GRCI's stock compensation program is not the same as either of the groups of companies comprising the "S&P Aerospace/Defense Index" or the "S&P High-Technology Composite Index" in the stock price performance graph shown below, because the companies in the indices are significantly larger than GRCI. Thus, compensation comparisons between those companies and the Company would be inappropriate. Wyatt also used a broader group of comparator companies than did Hewitt the previous year, in order to obtain a larger statistical sample. Wyatt determined that stock options were the prevalent form of long-term incentive compensation throughout the high-technology industry. Wyatt also recommended options as the best form of long-term incentive compensation, because executives only generate value from options if the stock price goes up. This links their interests with that of the shareholders. Wyatt also found that the Company's option-based compensation levels were significantly below the median and average for the high-technology industry. The Company attempted to rectify this deficit and be more competitive in its stock compensation when it adopted a new option plan which was approved by the shareholders last year. The new option plan authorizes an aggregate of 500,000 shares of Stock. Wyatt also recommended that the Company add a discount feature to its Cash Compensation Replacement Plan (discussed below) in order to provide a greater incentive for executives to participate in that plan. The discount and other amendments to that plan were also approved by the shareholders last year.


SALARIES.
--------

The Committee's review of each executive officer's base salary takes into consideration the duties of the position, the competitive market, the experience and qualifications of the executive, the performance of the executive, and equity issues relating to pay for other Company executives. In making or approving salary decisions, the Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor.


BONUSES.
-------

Under the Company's Incentive Compensation Plan, executives may receive bonuses based on performance. With the exception of Mr. Roth's bonus, which is discussed below, bonuses are discretionary, and not targeted to a fixed percentage of salary; rather, they are based on several performance factors, including the performance of the Company as a whole or the performance of the executive's division, improvement of business base, quality of service and product, control of costs, quality of personnel selection and training, and conformity to general Company policies and directives. No specific weighting has been assigned to these performance measures. Bonuses are typically determined and paid after fiscal year end, in conjunction with a review of the Company's performance for the year in question.


STOCK OPTIONS.
-------------

GRCI has two types of employee stock option plans. Under its 1994 Employee Option Plan (and a predecessor plan under which options were granted in fiscal
1995), options are granted at fair market value to key employees who are expected to contribute materially to the Company's success. The Committee intends to continue using these stock options as the primary long-term incentive, because they provide rewards to executives only to the extent the Stock price increases after the options are granted. This serves to focus executives on increasing shareholder value over the long term. The Board adopted the 1994 Plan after receiving and evaluating the results of the Wyatt study described above.


The Company's executives are also eligible to participate in the Cash Compensation Replacement Plan, under which executives may elect quarterly to exchange up to 25% of their salary and 100% of their bonus for stock options. The purpose of the plan is to permit and encourage executives to voluntarily replace one form of compensation
(cash) with another (stock options). Participants purchase options under the Plan at a discount. The formula under which options are acquired under the plan is described in Note 2 to the Table on page 10 entitled "Option Grants In Last Fiscal Year". The Committee believes that the plan is an appropriate means to encourage equity ownership among executives and more closely align their interests with those of shareholders, while reducing the Company's cash outlays for executive compensation. Mr. Roth and several other executive officers elected to reduce their salaries and bonuses in order to receive options under this plan in fiscal 1995.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.
-------------------------------------------

Effective July 1, 1994, Mr. Roth's base salary was increased to $300,000. His previous salary of $250,000 was the same level of salary that had been paid to the Company's CEO since 1989. Under the employment agreement described above under "Employment Agreements", the current level of salary is payable to Mr. Roth through fiscal 1998. The various comparative sources used by the Hewitt Associates in its 1993 study indicate that Mr. Roth's previous salary was essentially at the median of market levels at that time. Although the Committee has not conducted a new independent outside study of comparable CEO salaries, it believes that Mr. Roth's increased salary is appropriate in light of his performance. Mr. Roth voluntarily elected to forego $58,729 of salary in exchange for 6,763 options under the Cash Compensation Replacement Plan in fiscal 1995.


To encourage Mr. Roth to do his utmost to increase the Company's profitability, his bonus is strictly based on a formula tied to net income. Specifically, Mr. Roth receives 2% of the Company's consolidated net income, without regard to any extraordinary items of income or loss. The Committee believes this formula provides the opportunity for payoffs commensurate with Company performance. For fiscal 1995, this formula resulted in a bonus of $100,600 for Mr. Roth. Mr. Roth voluntarily elected to forego 25% of this bonus ($25,150) in exchange for 1,846 options under the Cash Compensation Replacement Plan.


During fiscal 1995, the Committee granted to Mr. Roth a stock option to purchase 50,000 shares. The Committee feels that this award is appropriate in light of the Company's performance under Mr. Roth's leadership.


DEDUCTIBILITY OF COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.
-------------------------------------------------------------------------------

Because the salary and bonus levels of the Company's CEO and other executive officers are well below the $1 million cap on deductible executive compensation under Section 162(m) of the Internal Revenue Code, the Committee believes there is no current need to qualify these salary and bonus components of the Company's executive compensation program under that Section. The Committee has, however, made every effort to ensure that compensation that may in the future be recognized by executives under the Company's stock option programs will be fully deductible under Section 162(m). Nevertheless, the Committee reserves the right to award future compensation which would not (or potentially would not) comply, if it determines this to be in the Company's best interest.


Leslie B. Disharoon, Chairman                                    Edward C. Meyer
Joseph R. Wright, Jr.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG GRC INTERNATIONAL, INC. COMMON STOCK,
                         S&P AEROSPACE/DEFENSE INDEX,
             S&P 500 INDEX AND S&P HIGH TECHNOLOGY COMPOSITE INDEX


                                                                                      S&P HIGH
                             GRC                    S&P                               TECHNOLOGY
Measurement Period           INTERNATIONAL INC.     AEROSPACE/DEFENSE    S&P          COMPOSITE
(Fiscal Year Covered)        COMMON STOCK           INDEX                500 INDEX    INDEX
---------------------        ------------------     -----------------    ----------   ----------
Measurement Pt-07/01/90      $100                   $100                  $100         $100
FYE 06/30/1991               $ 92                   $ 98                  $107         $ 94
FYE 06/30/1992               $100                   $100                  $122         $100
FYE 06/30/1993               $181                   $129                  $138         $117
FYE 06/30/1994               $369                   $154                  $140         $126
FYE 06/30/1995               $485                   $214                  $177         $206


Shows cumulative total return through June 30, 1995 of $100 investment made on July 1, 1990, with dividends reinvested. The S&P High Technology Composite Index has been added to reflect new GRCI business not reflected in the S&P Aerospace/Defense Index.

                           COMPENSATION OF DIRECTORS

Non-employee Directors (other than the Chairman) are paid an annual retainer of $12,000 and an additional $800 ($1,000 effective July 1, 1995) for each Board meeting they attend, and $500 for each Committee meeting they attend (including Committees not described in this proxy statement). Effective July 1, 1995, Committee Chairmen are paid $800 for each Committee meeting they attend. The Company also offers each director a $50,000 term life insurance policy.

Non-employee Directors may elect to forego their cash compensation in exchange for Stock, phantom Stock units having the same value as Stock, or stock options. The exercise price of the options is equal to 25% of the average fair market value of the Stock during the quarter in which the cash compensation would have been received. The number of options granted is determined by dividing the foregone compensation by the option "spread" at grant, which is the difference between (i) the average fair market value of the Stock during the quarter and
(ii) the exercise price of the option. This "spread" is less than the "grant date value" of the option under the Black-Scholes option pricing model. The options are immediately exercisable. They expire 3 years after a Director leaves the Board, and otherwise have no fixed expiration date.

General Meyer receives $75,000 per annum for his services as Chairman. He does not receive the annual Board retainer or meeting fees. Since joining the Board in 1992, General Meyer has received all of his compensation in the form of options.

The Company also has a retirement plan for non-employee directors. The plan provides that after termination of service of an outside director for any reason, such director will receive the annual retainer fee in effect at that time for the lesser of 15 years or life (or the actuarial equivalent in a lump sum or other format). Outside directors become 50% vested after 5 years of service, with annual increases of 10%, until full vesting is achieved after 10 years of service. In the event of a change in control, however, directors immediately become fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company loaned Mr. Roth $230,000 in connection with his relocation in 1992 from California to Virginia at the Company's request. The loan is secured by a second deed of trust on Mr. Roth's Virginia residence, and bears interest at the rate of 6% per year. Mr. Roth is obligated to make annual interest payments on the loan. The loan, which was outstanding throughout fiscal 1995, is payable in full upon the earlier of the sale of his Virginia residence or the first anniversary of his departure from the Company.

Mr. Seed is of counsel to the law firm of Seed, Mackall & Cole, Santa Barbara, California. The Company paid the firm $83,514 for legal fees incurred during fiscal 1995.

Mercantile-Safe Deposit and Trust Company ("Mercantile"), of which Mr. Baldwin is Chairman of the Board and Chief Executive Officer, has a revolving credit agreement with the Company. The Company did not owe Mercantile any amount under this agreement as of June 30, 1995.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Since the effective date of the new SEC executive compensation rules, there have been no "interlock" or "insider participation" (as those terms are defined by the SEC) in the Compensation Committee of the Board.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based on a review of SEC Forms 3, 4 and 5 and amendments thereto furnished to the Company, during fiscal 1995 Edward C. Meyer was one day late in filing a report of two transactions required to be reported under Section 16(a) of the Securities Exchange Act of 1934.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

The following table sets forth the shares and percentages of Stock beneficially owned by the Company's principal shareholders, directors, nominees, highest paid executive officers, and by all directors and executive officers as a group, as of July 31, 1995, unless another date is indicated. Unless otherwise indicated, each person shown as the beneficial owner of shares possesses sole voting and dispositive power with respect to such shares.

                                                NUMBER OF         % OF
                                                 SHARES           CLASS
                                                 ------           -----
     Edward C. Meyer                           1,719,015 (1)       19.0
     Cilluffo Associates, L.P.                 1,708,000 (2)       18.9
     Warburg, Pinckus Counsellors, Inc.          917,000 (3)       10.2
     Dimensional Fund Advisors Inc.              490,600 (4)        5.4
     James Roth                                  200,313 (5)        2.2
     Joseph J. Eash III                           41,415 (6)        0.5
     Harris W. Seed                               26,691 (7)        0.3
     Thomas E. Maultsby                           14,614 (8)        0.2
     James P. McCoy                               13,236 (9)        0.1
     Charles H.P. Duell                           12,000(10)        0.1
     Thomas E. McCabe                             10,092(11)        0.1
     Leslie B. Disharoon                          10,000            0.1
     Herbert Rabin                                 7,916(12)        0.1
     H. Furlong Baldwin                            5,000            0.1
     Joseph R. Wright, Jr.                         4,000            0.0
     George R. Packard                                 0(13)        0.0
     All Directors & Executive Officers (15    2,091,890(14)       22.4
     persons)

(1) Includes 1,708,000 shares owned by Cilluffo Associates, L.P., of which General Meyer is a managing general partner. General Meyer shares voting and dispositive power as to these shares with Cilluffo Associates and its other managing general partner. Also includes 11,015 shares which may be acquired by General Meyer in his own right upon exercise of options exercisable within 60 days.

(2) Shares beneficially owned by Cilluffo Associates, L.P. and its managing general partners, Frank J.A. Cilluffo and General Meyer. See note (1) above.

(3) As of December 31, 1994. Warburg, Pinckus Counsellors, Inc. serves as an investment advisor to many accounts. The securities indicated are owned by such accounts, none of which, individually, owns more than 5% of the Stock.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 490,600 shares of Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) Includes 194,961 shares subject to options exercisable within 60 days, 5,141 shares with shared voting and dispositive power, and 211 shares in the Company's Deferred Income Plan.

(6)  Represents shares subject to options exercisable within 60 days.

(7) Includes 1,335 shares subject to options exercisable within 60 days, and 15,356 shares held by the Seed Family Living Trust, of which Mr. Seed and his wife are co-trustees. Also includes 6,000 shares held by Mr. Seed's wife as trustee of a separate trust, 1/3 for her own benefit and 2/3 for the benefit of her adult children. Mrs. Seed disclaims beneficial ownership of 4,000 of these shares, and Mr. Seed disclaims beneficial ownership of all 6,000 of these shares.

(8) Includes 13,836 shares subject to options exercisable within 60 days, and 778 shares with shared voting and dispositive power.

(9) Includes 10,415 shares subject to options exercisable within 60 days, and 252 shares in the Company's Deferred Income Plan.

(10) Includes 6,000 shares owned by a general partnership. Mr. Duell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes 879 shares subject to options exercisable within 60 days, 8,783 shares with shared voting and dispositive power, 218 shares in the Company's Employee Stock Purchase Plan, and 211 shares in the Company's Deferred Income Plan.

(12) Represents shares subject to options exercisable within 60 days.

(13) Dr. Packard has elected to receive his meeting fees in the form of stock options under the Company's Directors Fee Replacement Plan effective January 1, 1996.

(14) In addition to shares which are included in the beneficial ownership of the directors and executive officers named in the table, includes 5,000 shares with shared voting and dispositive power, 16,345 shares which may be acquired by other executive officers upon exercise of stock options within 60 days, 303 shares held by one of such other executive officers in the Company's Employee Stock Purchase Plan, and 211 shares held by one of such other executive officers in the Company's Deferred Income Plan.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials relating to the 1996 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary, GRC International, Inc., 1900 Gallows Road, Vienna, Virginia 22182, on or before June 4, 1996.


                         By Order of the Board of Directors



                         THOMAS E. McCABE
                         Senior Vice President, General Counsel & Secretary


Dated:  October 2, 1995

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PROXY                                                                      PROXY
                            GRC INTERNATIONAL, INC.

  The undersigned hereby authorizes H. FURLONG BALDWIN and HARRIS SEED, and each of them, with several powers of substitution, to vote and otherwise represent all shares of Common Stock of GRC INTERNATIONAL, INC. ("Company") owned or otherwise held by the undersigned at the Annual Meeting of Shareholders of the Company on November 2, 1995, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote "FOR" Items 1-2.

1. ELECTION OF DIRECTORS


   [_] FOR all nominees


   [_] WITHHOLD AUTHORITY to vote for all nominees


   NOMINEES: LESLIE B. DISHAROON, EDWARD C.
   MEYER and JAMES ROTH. To withhold vote
   from individual nominee(s), check here [_] and write name(s) of nominee(s) as to whom vote is withheld.

   ___________________________________________

   ___________________________________________

2. RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS

             [_] FOR              [_] AGAINST          [_] ABSTAIN

The shares represented by this proxy will be voted as directed or, if no direction is made, will be voted "FOR" the proposals set forth above.

                                    (continued and to be signed on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(continued from other side)

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

  THE UNDERSIGNED CONFERS UPON THE PROXIES HEREBY APPOINTED AUTHORITY TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT KNOWS OF NO OTHER MATTERS TO BE PRESENTED AT THE MEETING.

  All other proxies previously given by the undersigned to vote shares of Common Stock of the Company are hereby expressly revoked.

                                           Please sign exactly as your name
                                           appears hereon. If you are signing
                                           for the shareholder, please sign
                                           the shareholder's name and your own
                                           name, and state the capacity in
                                           which you are signing.

                                           ____________________________________
                                                        Signature

                                           ____________________________________
                                              Additional Signature (if held
                                                         jointly)

                                           Date: ________________________, 1995


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